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                                                                       Exhibit 5



                                                                       [GRAPHIC]
                                                          ARMSTRONG TEASDALE LLP

                               November 13, 2001

Centene Corporation
7711 Carondelet Avenue, Suite 800
Saint Louis, Missouri 63105

     Re:  Centene Corporation
          Registration Statement on Form S-1
          File No. 333-71258

Ladies and Gentlemen:

     We have acted as counsel to Centene Corporation, a Delaware corporation (the "Company"), in connection with the initial public offering of 3,250,000 shares (the "Company Shares") by the Company, of 250,000 shares (the "Foundation Shares"), by the Elizabeth A. Brinn Foundation and the sale by other selling stockholders of up to an additional 525,000 shares subject to an underwriters' over-allotment option (the "Option Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock").

     This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-71258) as filed with the Securities and Exchange Commission (the "Commission") on October 9, 2001 under the Act; (ii) Pre-Effective Amendment No. 1 to the Registration Statement as filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (iii) the form of Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into by and among the Company, as issuer, and SG Cowen Securities Corporation, CIBC World Markets Corp., Thomas Weisel Partners LLC, and the several underwriters named therein (the "Underwriters"), to be filed as an exhibit to the Registration Statement; (iv) a specimen certificate representing the Common Stock; (v) the Certificate of Incorporation of the Company, as amended to date and currently in effect; (vi) the By-Laws of the Company, as currently in effect; (vii) certain resolutions of the Board of Directors of the Company, relating to the issuance and sale of the Primary Shares and related matters; and
(viii) copies of the stock certificates representing the Foundation Shares and the Option Shares. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such documents, certificates and records as we have deemed necessary or appropriate as a basis for the options set forth herein.

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November 13, 2001                                                    [GRAPHIC]
Page 2                                                   ARMSTRONG TEASDALE LLP

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     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the bar in the State of Missouri and we do not express any opinion as to the laws of any jurisdiction other than the laws of the State of Missouri and the General Corporation Law of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinions stated herein.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. When (i) the Registration Statement becomes effective under the Act;
(ii) the Underwriting Agreement has been duly executed and delivered; and (iii) certificates representing the Primary Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Primary Shares will have been duly authorized, and the Primary Shares will be validly issued, fully paid and nonassesable.

2. The Foundation Shares and the Option Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                 Very truly yours,

                                 ARMSTRONG TEASDALE LLP